UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2024 (April 30, 2024)

RAPHAEL PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53002	26-0204284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Lui Paster Tel Aviv-Jaffa, Israel	6803605
(Address of Principal Executive Offices)	(Zip Code)

+972 52 775 5072

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On April 30, 2024, Raphael Pharmaceutical Inc. (“Raphael” or the “Company”), began a proof-of-concept clinical trial in the United States (the “Clinical Trial”), leveraging insights from the pre-clinical experiments it has conducted at the Rambam Health Care Campus in Israel. The Clinical Trial aims to evaluate the efficacy of Cannabigerol in patients with active Rheumatoid Arthritis (“RA”). The estimated timeline to finalize the Clinical Trial is six months from the recruitment of the first participant.

Raphael has engaged with MindMate, Inc./ dba Citruslabs (“Citruslabs”) to oversee the Clinical Trial. The collaboration of Raphael and Citruslab underscores the Company's dedication to conducting the Clinical Trial in accordance with applicable industry standards and regulations, including the International Conference on Harmonisation Good Clinical Practice guidelines, and dedication to bringing treatments to fruition and improving the lives of individuals affected by RA. This milestone represents a significant stride forward in Raphael's mission to pioneer innovative solutions for managing RA and underscores its commitment to driving advancements in medical research, addressing the unmet needs of patients.

Cautionary Note Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, forward-looking statements are being used when the Company discusses that it intends to leverage insights from pre-clinical experiments it has conducted at the Rambam Health Care Campus in Israel, that the estimated timeline to finalize the Clinical Trial is six months from the recruitment of the first participant, that the Company is dedicated to bringing treatments to fruition and improve the life of individuals affected by RA, that the Company’s mission is to pioneer innovative solutions for managing RA and that it is committed to driving advancements in medical research, addressing the unmet needs of patients. These forward-looking statements and their implications are based on the current expectations of the management of the Company only and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; the Company may encounter delays or obstacles in recruiting participants and launching and/or successfully completing its clinical trials; the Company’s products may not be approved by regulatory agencies, the Company’s technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; the Company may be unable to retain or attract key employees whose knowledge is essential to the development of its products; unforeseen scientific difficulties may develop with respect to the Company’s efforts; the Company’s products may be more expensive than currently anticipated; results in the laboratory may not translate to equally good results in real clinical settings; results of preclinical studies may not correlate with the results of human clinical trials; changes in law or regulation; and the inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition,. In addition, historic results of scientific research do not guarantee that the conclusions of future research would not suggest different conclusions or that historic results would not be interpreted differently in light of additional research or otherwise. Except as otherwise required by law, the registrant undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the registrant, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPHAEL PHARMACEUTICAL INC.

By:	/s/ Shlomo Pilo
Name:	Shlomo Pilo
Title:	Chief Executive Officer

Date: May 2, 2024